Exhibit 32
      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



Michael E. DeHaan,  Chairman,  President, and Chief Executive Officer, and Karen
M. Wirth, Treasurer, of Chesterfield Financial Corp. (the "Corporation") each certify in his or her capacity as an officer of the Corporation that he or she has reviewed the Amendment No. 1 to the Annual Report of the Corporation on Form 10-K for the year ended June 30, 2004 and that to the best of his or her knowledge:

     1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

     2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.



October 28, 2004                /s/ Michael E. DeHaan
                                ------------------------------------
                                Michael E. DeHaan
                                Chairman, President, and Chief Executive Officer


October 28, 2004                /s/ Karen M. Wirth
                                -----------------------------------
                                Karen M. Wirth
                                Treasurer (Chief Financial Officer)


A signed original of this written statement required by Section 906 has been provided to Chesterfield Financial Corp. and will be retained by Chesterfield Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.